THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

AGREEMENT TO CONVERT AN EXISTING NOTE

Outstanding Note Amount:
$ 79,245

Westerville, Ohio
March 28, 2011

The Guitammer Company, an Ohio corporation (the "Maker"), agrees to allow Eric P. Roy, an individual (the "Holder"), at 5626 Loch More Ct W, Dublin, OH 43017 or at such other place as Holder may designate in writing to convert the entire amount of his May 13, 2005 Note (the "Note") into shares of the Maker's Common Stock contingent upon the Company filing a Form 10 with the SEC available on day after the Form 10 is effective with the SEC and the Company's Form 15C211 is approved by FINRA. The number of shares of Common Stock to be issued upon such conversion shall be equal to 1,700,000 (one million seven hundred thousands) shares ALONG with the cancellation of options held by Eric Roy for the amount of 511,778.4 (five hundred eleven thousand seven hundred seventy eight and four tenths) shares of Common Stock.

Upon any conversion as set forth above, the Note shall cease to represent the indebtedness of the Maker stated therein and the sole right of the Holder shall be to receive certificates evidencing the Common Stock to Which the Holder is entitled. Upon any such conversion, the Holder agrees to promptly surrender to the Maker the Note, Fractional shares shall not be issued and fractions shall be settled in cash based upon the Purchase Price or the price per share of the Common Stock, as the case may be.

Prepayment of the total amount of principal and accrued interest due of the Note is permitted and without penalty; however, prepayment of less than the total amount of principal and accrued interest due on this Note is not permitted without the express written consent of the Holder.

The Maker will take all necessary corporate action and obtain all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Common Stock to be issued upon conversion of this Note. If, at any time, the number of authorized but not issued shares of the Maker's Common Stock shall be insufficient to effect the conversion of this Note, then the Maker will take such corporate action as may be necessary to increase its authorized but not issued shares to such number as shall be sufficient for such purpose.

All Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and non assessable.

This Agreement does not by itself entitle the Holder to any voting rights or other

rights as a shareholder of the Maker. In the absence of conversion of the Note, no provisions of the Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a stockholder of the Maker for any purpose.

The Holder acknowledges that the Note and the Common Stock to be issued upon its conversion have not been registered or qualified under federal or state securities laws.

It is understood that the term, "Holder" as used herein, includes any successor thereto. The rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors and assigns, heirs, administrators and transferees of the parties.

The Maker and all endorsers, sureties and guarantors, jointly and severally, waive all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the delivery, acceptance, performance and enforcement of this Note.

This Agreement is made in accordance with and shall be construed under the laws of the State of Ohio (without giving effect to the conflict of law principles thereof).

The Maker agrees to pay all costs of collection of any amounts due hereunder when incurred, including, without limitation, reasonable attorneys' fees and expenses.

This Agreement is executed as of the date set forth above.

AGREED TO AND ACCEPTED

MAKER (The Guitammer Company)

By: Mark A. Luden

Date: 3/30/11

Mark A. Luden
President and Chief Executive Officer
6117 Maxtown Rd
Westerville, Ohio 43082

Eric P. Roy

By: Eric Roy

Date: 3/29/11

Name: ERIC P. ROY
5626 Loch More Ct W, Dublin, OH 43017